UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. _ )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive proxy statement

[ ]   Definitive Additional Materials

[ ]   Soliciting material pursuant to Rule 14a-12

                             Warrantech Corporation
                             ----------------------
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

      [X]   No fee required.

      [ ]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
            14a-6(i)(2).

      [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.

            (1)  Title of each class of securities to which transaction applies:

            (2)  Aggregate number of securities to which transactions applies:

            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

            (4)  Proposed maximum aggregate value of transaction:

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)  Amount previously paid:

            (2)  Form, schedule or registration statement no.:

            (3)  Filing party:

            (4)  Date filed:

                                [OBJECT OMITTED]
                                   WARRANTECH
                             Protecting Your Future

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
WARRANTECH CORPORATION:

      The annual meeting of stockholders of Warrantech Corporation (the "Company") will be held at the offices of the Company located at 2200 Highway 121, Suite 100, Bedford, Texas 76021 on January 13, 2005 at 11:00 A.M. Central Time, for the following purposes:

      1. To elect four directors to serve until the next annual meeting and until their successors are duly elected and qualified.

      2. To act on a proposal to change the Company's state of incorporation from Delaware to Nevada.

      3. To transact such other business as may properly be brought before the annual meeting or any adjournments thereof.

      Only stockholders of record at the close of business on November 30, 2004 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

      Your attention is called to the Proxy Statement on the following pages. Please review it carefully. We hope that you will attend the meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                       By order of the Board of Directors,




                                       Joel San Antonio
                                       Chairman and Chief Executive Officer



December 10, 2004
Bedford, Texas


      STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

                             WARRANTECH CORPORATION
                           2200 Highway 121, Suite 100
                              Bedford, Texas 76021

                          -----------------------------

                                 PROXY STATEMENT

                          -----------------------------

      This Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, par value $0.007 per share (the "Common Stock"), of Warrantech Corporation, a Delaware corporation (the "Company"), commencing on or about December 10, 2004, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company located at 2200 Highway 121, Suite 100, Bedford, Texas 76021 on January 13, 2005 at 11:00 A.M. Central Time. It is expected that the Notice of Annual Meeting of Shareholders, this Proxy Statement, together with the Company's Annual Report to Stockholders for fiscal year 2004, will be mailed to stockholders starting on or about December 10, 2004.

      Proxies in the form enclosed are solicited by the Board for use at the Meeting. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of management's nominees as directors, (2) for the change of the Company's state of incorporation from Delaware to Nevada, and (3) if other matters properly come before the Meeting, in the discretion of either of any of the persons named in the proxy. The proxy may be revoked by a properly executed writing of the stockholder delivered to the Company's Chairman of the Board or Secretary before the Meeting or by the stockholder at the Meeting before it is voted.

      The Board fixed the close of business on November 30, 2004 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. On that date, there were 15,398,674 shares of Common Stock outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted to a vote at the Meeting. Stockholders are not entitled to vote cumulatively in the election of directors.

      As required under Section 231 of the Delaware General Corporation Law (the "Delaware Law"), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote of the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present or represented by proxy at the Meeting and the validity of the proxies and ballots,
(iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

      The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. Under Section 216 of the Delaware Law, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum.

      For purposes of voting on the matters described herein, the following rules apply:

      The affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting is required to vote for the election of a director. For this purpose, "plurality" means that the individuals receiving the greatest number of votes are elected as directors. In the election of directors, votes may be cast in favor or withheld. Votes that are withheld and broker non-votes will have no effect on the outcome of this vote.

      A majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the proposal to change the Company's state of incorporation from Delaware to Nevada. Any shares not voted at the Annual Meeting, whether due to abstentions or broker non-votes, will have the same effect as a vote against this proposal.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

      The Board has selected, and will cause to be nominated at the Meeting, four persons for election as directors to hold office until the next Annual Meeting and until their successors are duly elected and qualified. Assuming that a quorum of stockholders is present at the Meeting in person or by proxy, the directors will be elected by a plurality of the votes cast at the Meeting.

      The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the nominees listed below, unless instructed otherwise on the proxy card. If the nominees are unavailable to stand for election, the persons named on the proxy card or their substitutes may vote for a substitute or substitutes designated by the Board. At the date of this Proxy Statement, the Board has no reason to believe that any nominee listed below will be unable to stand for election.

      Set forth below is certain information concerning the incumbent directors of the Company, all of whom have been nominated by the Board for reelection at the Meeting.

                                                                       Director
Name                  Age         Positions with Company                Since
----                  ---         ----------------------               --------
Joel San Antonio      52     Chairman of the Board of Directors          1983
                                and Chief Executive Officer

William Tweed         64                  Director                       1983

Jeff J. White         53                  Director                       1983

Richard Rodriguez     51      Director, Executive Vice President,        2002
                            President Warrantech International, Inc.

      While the Company has not formally adopted a policy regarding Board members' attendance at annual meetings of stockholders, it has been the consistent past practice of all directors who are standing for reelection to attend the meetings. The Company anticipates that this practice will continue in the future.

      No family relationships exist among any of the Company's directors or executive officers, except that Randall San Antonio, President of Warrantech Direct, Inc., a wholly-owned subsidiary of the Company, is Joel San Antonio's brother.

      The business experience of each of the Company's directors and other executive officers and key employees follows.

      Joel San Antonio, one of the Company's founders, has been the Company's Chief Executive Officer and Chairman of the Board of Directors since February 1988 and, since October 1989, also the Chairman of the Board of Directors and Chief Executive Officer of the Company's principal operating subsidiaries. Mr. San Antonio is also Chairman of the Board of Directors of MedStrong International Corporation ("MedStrong") and of Marc Pharmaceuticals, Inc. ("Marc"), as well as a director of SearchHelp, Inc. ("SearchHelp"). He is a major shareholder in each of them. MedStrong has developed an information repository to store and transfer patient medical records and the software necessary to transfer the information over the internet allowing for data retrieval and modification. Marc is engaged in the business of developing, marketing and commercializing proprietary drugs and/or medical devices intended to treat life-threatening or other serious medical conditions, for which no currently effective treatment is available. SearchHelp provides services to small businesses, institutions, organizations and individuals in smaller communities throughout the United States. Mr. San Antonio is currently a member of the Southwestern Connecticut Area Commerce & Industry Association, the World Forum, the Connecticut Business and Industry Association, the Metropolitan Museum of Art and the Young Presidents' Organization, Inc.

      William Tweed, one of the Company's founders, has been a director of the Company from its inception and is a member of the Company's Compensation Committee. Mr. Tweed is also a director of Marc. Prior to his retirement in April 1998, he served as Executive Vice President of European Operations and, at various times, as the President, Vice President and Secretary of the Company.

      Jeff J. White, one of the Company's founders, has been a director of the Company from its inception and is the Chairman of the Company's Compensation and Audit Committees. Mr. White was Vice President of the Company until June 1988 and Treasurer until October 1990. Mr. White is Co-President, along with two other co-founders, of Marchon Eyewear, Inc., the largest U.S. owned international distributor and manufacturer of quality eyewear and sunwear. Mr. White also serves as an associate trustee of the North Shore University Hospital Health System.

      Richard Rodriguez joined the Company in 1987. From April 1998 until May 1999, he was President of Warrantech Consumer Product Services, Inc. and, from December 1996 until March 1998, he was Vice President and Managing Director of Warrantech International. He has been Executive Vice President of the Company and President of Warrantech International, Inc. since May 1999 and became a director in 2002.

Other Executive Officers and Key Employees

      Jeanine Folz, 39, has been Senior Vice President of Insurance Services since April 1998 and Assistant Secretary of the Company since January 1995. Ms. Folz has held various positions since joining the Company in 1987, serving as the Vice President of Insurance Services from October 1995 until March 1998. She is a member of the Risk and Insurance Management Society and the National Association for Female Executives.

      Christopher Ford, 57, has been President of Warrantech Automotive, Inc. since joining the Company in May 1999. From December 1996 until April 1999, he was Regional Vice President for the Warranty Products Division of AIU, a company located in Australia which is an affiliate of American International Group, Inc. From 1979 until 1996, Mr. Ford held several key marketing and management positions within the vehicle service contract industry.

      Richard F. Gavino, 57, has been Executive Vice President, and the Company's Chief Financial Officer, Chief Accounting Officer and Treasurer since April 1998. From 1995 until March 1998, Mr. Gavino was Chief Financial Officer of Maxon Auto Group, one of the largest automobile retailers in New Jersey.

      James F. Morganteen, 55, has been General Counsel since joining the Company in April 1997 and Senior Vice President since February 1998.

      Evan Rothman, 37, has been President of Warrantech Home since joining the Company in March 2004. From March 2003 until February 2004, he was National Director for the 2-10 Resale Home Warranty Company and, from November 2000 until February 2003, he was a division director for RHI Management Resources and MSI Consulting, both management consulting firms. From August 1999 until November 2000, Mr. Rothman was President of Global Internet Group, an internet consulting group. Prior to August 1999, he was Vice President of Cross Country Home Services, the parent company of HMS, Inc., a national home warranty company.

      Randall San Antonio, 50, has been President of Warrantech Direct, since June 1996, having joined the Company in May 1994.

      Laurence Tutt, 39, has served as Vice President of MIS/Telecommunication and Operations since September 2000. He held various managerial positions within the MIS Department since joining the Company in 1994 and became Vice President-MIS in 1999.

      Stephen R. Williams, 56, joined the Company in June 1990. From 1994 to May 2004, he was Vice President - Retail Sales of Warrantech Consumer Products and became its President in June 2004.

Meetings of the Board of Directors; Committees

      During the fiscal year ended March 31, 2004, the Board held nine regular meetings. The Audit Committee, consisting of two independent directors, met six times and the Compensation Committee, consisting of three independent directors, met twice. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and number of meetings of the committees on which he served.

      The Audit Committee

      The Audit Committee acted under a charter approved by the Board on March 28, 2001. It was comprised of three of the Company's independent directors, Jeff
J. White, who served as chairman, Gordon A. Paris and Lawrence Richenstein. Mr. Paris resigned from the Board on December 17, 2003.

      The Audit Committee recommended the engagement of the Company's independent public accountants, Weinick Sanders Leventhal & Co., LLP ("Weinick"), and served as a direct liaison with them. The Audit Committee periodically met with the Company's Chief Financial Officer, other officers and with Weinick to review the Company's financial and accounting systems, accounting and financial controls, proposed accounting changes, financial statements and Weinick's reports and opinions on such financial statements. The report of the Audit Committee in respect of the 2004 fiscal year follows.

      Report of the Audit Committee of the Board of Directors

      The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      The primary function of the Audit Committee has been oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Audit Committee is now comprised of two directors, both of whom are independent. Gordon Paris, the third member of the Audit Committee, resigned from the Board on December 17, 2003.

      Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls. The independent accountants are responsible for auditing the corporation's annual financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion as to the statements' conformity with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility has been to monitor and oversee these processes.

      Consistent with the foregoing, the Audit Committee:

      o Reviewed and discussed the audited financial statements of the Company for the year ended March 31, 2004 and the audited financial statements of the Company for the year ended March 31, 2003, as restated, with the management of the Company and Weinick Sanders Leventhal & Co., LLP ("Weinick"), the Company's independent auditors;

      o Discussed with Weinick the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

      o Received and reviewed written disclosures and the letter from Weinick required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees) and discussed with Weinick that firm's independence.

      In March of 2003, the Staff of the Division of Corporation Finance of the Securities and Exchange Commission ("SEC") selected certain of the Company's periodic reports for review. In the course of its review, the SEC Staff requested clarification of some of the Company's disclosures and revenue recognition policies. As a result of these discussions, the Audit Committee retained a separate independent accounting firm to review the issues raised by the Staff and to report to the Committee on its conclusions. The Audit Committee received the report in December 2003 ("the Special Accountant's Report"). The Special Accountant's Report proposed different accounting treatment, with respect to certain of the Company's methods of revenue recognition, than the treatment utilized by the Company; however, Weinick, the Company's independent auditors, informed the Audit Committee that they concurred with the accounting treatment used by the Company. Accordingly, the Audit Committee submitted a formal request to the Staff of the Office of the Chief Accountant of the SEC for its views of the issues over which there was disagreement. In February of 2004, the Audit Committee retained the law firm of Cadwalader, Wickersham & Taft LLP to provide legal advice to the Committee in connection with its review of the issues raised by the SEC Staff and in otherwise satisfying its oversight responsibilities. The Company submitted a further request for guidance from the SEC Staff in June of 2004.

      Based upon the final guidance received from the SEC Staff in August 2004, and with the concurrence of Weinick and the Audit Committee, the Company changed certain of its revenue recognition policies and restated its financial results from prior periods. The changes in accounting policies and restatements were discussed in the Form 10-K/A for the year ended March 31, 2003 and the Form 10-K for the year ended March 31, 2004, filed by the Company with the SEC on July 6, 2004 and August 17, 2004, respectively.

      Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements for the years ended March 31, 2003 and March 31, 2004, restated in the case of the audited financial statements for the year ended March 31, 2003, be included, respectively, in the Company's Amended Annual Report on 10-K/A for the year ended March 31, 2003 and the Company's Annual Report on Form 10-K for the year ended March 31, 2004, for filing with the Securities and Exchange Commission.

      This Audit Committee report should be read in conjunction with the above-described reports filed by the Company with the SEC.

                                          Submitted by the Audit Committee
                                          of the Board of Directors

                                          Jeff J. White, Chairman
                                          Lawrence Richenstein

      Each of the members of the Audit Committee qualified as an "independent" director under the current listing standards of the National Association of Securities Dealers, Inc. However, the Board determined that, as of the end of the fiscal year March 31, 2004, the Audit Committee did not have an "Audit Committee Financial Expert," as that term is defined under the federal securities laws. The Board does not believe that it is possible to recruit a person with such expertise to serve on the Board due to the Company's small size and limited resources. In light of this fact and the anticipated size of the new Board, it is unlikely that there will be an Audit Committee following the date of the Meeting.

      The Compensation Committee

      Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended March 31, 2004, the Compensation Committee was comprised of the Company's four independent directors, Jeff J. White, who served as chairman, Gordon A. Paris, Lawrence Richenstein and William Tweed. As noted above, Mr. Paris resigned from the Board on December 17, 2003.

      Messrs. Tweed and White were co-founders of the Company with Mr. San Antonio and were officers of the Company until 1988 and 1990, respectively. On July 6, 1998, Messrs. Tweed and White delivered promissory notes to the Company in payment of the exercise price of options to purchase shares of the Company's Common Stock. In July 2002, the Company extended the maturity dates of the loans until February 1, 2007. The terms of these notes are described under the heading "Certain Relationships and Related Transactions." Mr. Tweed serves as a director of Marc and Mr. San Antonio is Chairman of its Board of Directors.

      Report of the Compensation Committee of the Board of Directors

      The Board has delegated to the Chief Executive Officer the responsibility to determine the compensation (other than the grant of stock and options) of the Company's other officers. In connection with such delegation, the Board instructed the Chief Executive Officer to use his best judgment to determine terms which are fair and reasonable under applicable industry standards and are in the best interests of the Company. The Chief Executive Officer is required to report to the Compensation Committee each year on the terms of any employment agreements entered into with senior executive officers and the terms of any bonuses or other compensation awarded to such officers. Stock options may not be awarded to officers (or any other persons) without the prior approval of the Board. From time to time, the Chief Executive Officer seeks guidance from the Compensation Committee with respect to particular terms of employment agreements with senior executives and the Compensation Committee offers its views on such issues. It is left within the sole discretion of the Chief Executive Officer to determine when to seek such guidance.

      The Compensation Committee met twice during the fiscal year ended March 31, 2004. The principal item addressed by the Compensation Committee was the renewal, in July 2003, of Joel San Antonio's employment agreement.

      Mr. San Antonio had requested that his employment agreement, which, pursuant to its terms, was automatically renewed for one year as of April 1, 2003, be renewed for a five year term and that his initial base salary be $595,000, the approximate amount of his base salary as of April 1, 2003. Mr. San Antonio did not seek the annual cost of living salary increases that were included in his expiring agreement.

      The Compensation Committee retained an independent compensation consultant to advise it in this connection. The consultant provided the Compensation Committee with information concerning the compensation plans of companies similar to the Company in revenue size and principal lines of business and presented an analysis of Mr. San Antonio's existing compensation package compared to those adopted by the companies in the sample.

      After considering this information and other factors, the Compensation Committee recommended to the Board that Mr. San Antonio's employment agreement be renewed for a period of five years at a base salary of $595,000 per year and also recommended renewing other terms of Mr. San Antonio's prior employment agreement, including an annual bonus of 2% of after-tax profits. The report of the compensation consultant retained by the Compensation Committee was forwarded to the Board along with the Compensation Committee's recommendations.

      Pursuant to the Compensation Committee's policy adopted in 2002 to consider the issuance of incentive stock options to Mr. San Antonio on an annual basis, the Compensation Committee also recommended to the Board that Mr. San Antonio be awarded options under the Company's Incentive Stock Option Plan to purchase 150,000 shares of Common Stock and that the options vest in increments of 50,000 share per year commencing on April 1, 2004. The Compensation Committee believed that the options would provide an incentive for Mr. San Antonio to further streamline the Company's operations and improve shareholder value since, as the market price of the Company's stock increases, the options awarded to him will increase in value.

      Lastly, the Compensation Committee recommended that Mr. San Antonio be awarded a bonus in the amount of the personal income taxes which Mr. San Antonio incurred in the 2002 and 2003 calendar years in connection with the Company's forgiveness of accrued annual interest in those two years on an outstanding loan from the Company ("tax bonus"). The terms of the loan (which are more fully described under the heading "Certain Relationships and Related Transactions") provide for the forgiveness of interest so long as Mr. San Antonio is employed by the Company. The amount of the tax bonus was $181,996, of which $161,134 was paid in the fiscal year ended March 31, 2004 and the balance of which, $19,862, was paid in the fiscal year ended March 31, 2005.

      The Compensation Committee's recommendations to the Board were based on Mr. San Antonio's unique position as a co-founder of the Company and his importance to the Company as its primary driving force from inception to the present day. The Compensation Committee believed that Mr. San Antonio deserved recognition for his continued leadership of the Company during very challenging circumstances and that it is important for him to be compensated adequately to assure his continued dedication and service to the Company. The Compensation Committee believes that Mr. San Antonio is critical to the Company's future success.

      The Board of Directors approved the recommendations of the Compensation Committee concerning the renewal of Mr. San Antonio's employment agreement and the other compensation described above.

                                          COMPENSATION COMMITTEE
                                          Jeff J. White, Chairman
                                          Lawrence Richenstein
                                          William Tweed

      Nominating Committee

      The Company does not have a Nominating Committee because it believes it to be in the best interest of the stockholders for the whole Board to consider prospective nominees for director. The Board generally identifies nominees as a result of recommendations by directors and management.

      The Board has not established rigid criteria for the selection of prospective nominees in as much as the needs of the Company change over time. Accordingly, the selection of prospective nominees is based on skills relevant to the issues the Company faces at the time of nomination.

      The Board evaluates all prospective nominees in the same manner. It considers various factors, including, but not limited to: the information submitted with the nomination, each director's own knowledge of the prospective nominee, the current size and composition of the

Board, any anticipated vacancies on the Board and the qualifications then established by the Board. The Board may also decide to interview the candidate.

      There are certain general attributes that the Board believes all prospective nominees must possess, including:

      o     a commitment to ethics and integrity;

      o     a commitment to personal and organizational accountability;

      o     a history of achievement; and

      o an ability to take tough positions while, at the same time, being respectful of the opinions of others and working collaboratively.

      Although the Board does not have a stated policy regarding the consideration of prospective director nominations recommended by stockholders, the Board annually discloses in its Proxy Statement that any matter that a stockholder wishes to submit to the Board to be included in the Company's proxy material for the next annual meeting should be submitted in writing before a specified date which, for the next annual meeting is June 6, 2005. The Board believes that the foregoing includes shareholder nominations. Any candidate recommended by a stockholder will be evaluated in the same manner as a candidate recommended by management or by a director.

Directors' Compensation

      Directors who are employees of the Company do not receive any fees for their service on the Board.

      During fiscal year 2004, each non-employee director was entitled to receive for each calendar quarter of service on the Board $5,000 plus 5,000 shares of Common Stock and $1,000 plus 2,500 shares of Common Stock for each committee on which he served; however, the total value of the stock granted to a director could not exceed $20,000. Non- employee directors are also reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board of Directors and committee meetings.

      During fiscal 2004, the non-employee directors received the following fees:

                                                    Common Stock
                                                    ------------
                                Cash      Number of Shares     Dollar Value
                               -------    ----------------     ------------
    Ronald Glime               $18,000         14,792            $20,000
    Gordon A. Paris            $53,000         13,667            $20,000
    Lawrence Richenstein       $53,000         13,667            $20,000
    William Tweed              $24,000         13,583            $20,000
    Jeff J. White              $28,000         13,667            $20,000

Compliance With Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% beneficial shareholders are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of these reports and conversations with the officers and directors, the Company believes that all but one of its officers, directors and greater than 10% beneficial shareholders complied with all Section 16(a) filing requirements during the fiscal year ended March 31, 2004. Ms. Jeanine Folz, Senior Vice President of Insurance Services, informed the Company that she inadvertently failed to timely file a Form 4 in January 2004 to report the sale of Common Stock held in the Company's 401(k) Plan

(the "Plan"). Ms. Folz advised the Company that she borrowed funds from the Plan and did not realize that the shares held in the Plan would be sold in order to generate the funds for the loan. Ms. Folz has filed all other Form 4's on a timely basis.

Code of Ethics and Business Conduct

      The Board maintains policies and procedures that represent the code of ethics and business conduct under the SEC's rules. The Code of Ethics applies to all directors, officers, including the principal executive officer, principal financial officer and principal accounting officer, and employees. A copy of the Code of Ethics was attached as Exhibit 10(ii) to the Company's Annual Report on Form 10-K for the year ended March 31, 2004. It is also posted on the Company's web site, www.Warrantech.com, and is available from the Company upon request without charge. Disclosure regarding any amendments to, or waivers from, the provisions of the Code of Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver.

Security Ownership of Directors and Officers

      The following table sets forth information, as of November 1, 2004, concerning shares of Common Stock, the Company's only voting securities, owned beneficially by each of the Company's directors and nominees for the Board of Directors and by the Company's executive officers and directors as a group.

                                         Amount and Nature of Beneficial Ownership(1)(2)
                                         -----------------------------------------------
                                                             Options
                                       Number of Shares    Exercisable           Total                 Percent
Name and Address of Beneficial Owner  Beneficially Owned  within 60 days  Beneficial Ownership         of Class
------------------------------------  ------------------  --------------  --------------------         --------
Joel San Antonio                           3,243,095          250,000         3,493,095(3)               22.32%
  2200 Highway 121, Suite 100
  Bedford, Texas  76021

William Tweed                              1,928,037           25,000         1,953,037(4)               12.66%
  2200 Highway 121, Suite 100
  Bedford, Texas  76021

Jeff J. White                              1,490,214           25,000         1,515,214(5)                9.82%
  35 Hub Drive
  Melville, New York 11747

Lawrence Richenstein                          78,723           25,000           103,723                *(7) (8)
  500 Eastern Parkway
  Farmingdale, New York 11735

Ronald Glime                                 154,063          201,168           355,231(6)                2.28%
  111 Lake Harbor Drive
  Johnson City, Texas 37615

Richard Rodriguez                              1,100           29,500            30,600                    *(7)
  2200 Highway 121, Suite 100
  Bedford, Texas  76021

All directors and executive officers       7,041,616          828,366         7,869,982(1,2,3,4,5,6,7)   48.50%
  As a group (14 persons)
__________________

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 15,398,674 shares of Common Stock issued and outstanding as of November 1, 2004. Certain of the above listed people have the ability to acquire beneficial ownership of shares of Common Stock within 60 days after the date of this Proxy Statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) Includes 5,000 shares held by Mr. San Antonio as custodian for two minor children, 100,800 shares owned by Mr. San Antonio's wife as to which he disclaims beneficial ownership and an aggregate of 200,000 shares held in trusts for his children, of which Mr. San Antonio's wife is a trustee, as to which Mr. San Antonio disclaims any beneficial interest. Does not include 66,337 shares owned by Mr. San Antonio's brother and sister-in-law or 5,000 shares owned by his mother, as to which he disclaims any beneficial interest.

(4) Includes 23,000 shares held by Mr. Tweed as custodian for his daughter. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister. Includes 1,500 shares held by Mr. Tweed's wife, and 55,000 shares held in trust for the benefit of Mr. Tweed's granddaughter, as to which he disclaims any beneficial interest.

(5) Includes 148,000 shares owned by RNJH Associates, Ltd ("RNJH"). Mr. White is a one-third owner of the general partner of RNJH and so may be deemed to have a beneficial interest in all or a part of the shares owned by RNJH.

(6) Includes 6,864 shares held by Mr. Glime's wife in a 401(k) plan account, as to which he disclaims beneficial ownership.

(7)   Less than 1% of the outstanding shares of Common Stock.

(8) Includes 100 shares owned by a Uniform Gift to Minors Act account for the benefit of one of Mr. Richenstein's minor sons. Mr. Richenstein's wife is the custodian of the account, and, accordingly, Mr. Richenstein may be deemed to have an indirect pecuniary interest therein. Mr. Richenstein expressly disclaims beneficial ownership of these shares for the purpose of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.

Security Ownership of Certain Beneficial Owners

      The following table describes, as of November 1, 2004, each person who is known by the Company to beneficially own more than 5% of the Company's outstanding voting securities.

      Beneficial ownership, and the calculation of the number of shares owned, is determined in accordance with the rules of the SEC. The person named in the table has the right to acquire beneficial ownership of the reported shares within 60 days after the date of this Proxy Statement. The percentage of ownership reported is determined by assuming that all of the reported options have been exercised and that the shares acquired upon exercise are outstanding. The percentage reported, as adjusted, is based on 15,398,674 shares of Common Stock issued and outstanding as of November 1, 2004.

                                          Amount and Nature of Beneficial Ownership
                                          -----------------------------------------
                                                             Options
                                       Number of Shares    Exercisable           Total          Percent
Name and Address of Beneficial Owner  Beneficially Owned  within 60 days  Beneficial Ownership  of Class
------------------------------------  ------------------  --------------  --------------------  --------
Great American Insurance Company              --             1,650,000          1,650,000        10.72%
  49 East Fourth Street
  Cincinnati, OH 45202

Summary Executive Compensation Table

      The following table provides information for the years ended March 31, 2004, 2003 and 2002 concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's next four highest paid executive officers.

                                                                                      Long Term Compensation
                                                  Annual Compensation                        Awards (1)
                                       -----------------------------------------  -------------------------------
                                                                Other Annual      Restricted Stock  Stock Option      All Other
Name of Principal Positions     Year     Salary      Bonus   Compensation (2)(3)   (Shares)Awards  (Shares)Awards  Compensation (4)
---------------------------     ----   ---------   --------  -------------------  ---------------- --------------  ----------------
Joel San Antonio                2004   $ 591,851   $ 59,226       $ 410,174               --           150,000         $ 5,685
 Chairman of the Board          2003     592,964     47,025         320,683               --           300,000           2,205
 And Chief Executive Officer    2002     598,356     39,139         247,324               --                --           2,282

Richard F. Gavino               2004   $ 268,524   $ 20,692       $  17,863               --                --         $  5,803
 Executive Vice President       2003     255,784     20,200          14,443               --                --            2,367
 Chief Financial Officer and
 Treasurer                      2002     243,604      9,485           6,773               --            30,000            2,022

Christopher Ford                2004   $ 218,717   $ 91,156       $  24,045               --            98,040         $  7,605
 President of Warrantech        2003     191,833     41,775          18,224               --            50,000         $  2,525
 Automotive, Inc.               2002     182,381     88,413           9,936               --                --            2,716

Richard Rodriguez               2004   $ 185,317   $ 16,600       $  22,645               --                --         $  4,204
 President and Executive        2003     176,684     16,500          18,924               --                --            1,969
 Vice President of
 Warrantech International, Inc. 2002     176,684     26,000          26,000               --                --            2,373

James F. Morganteen             2004   $ 176,684   $  7,115       $   7,281               --                --         $  5,064
 Senior Vice President and      2003     181,223      4,011           6,552               --            50,000         $  2,379
 General Counsel                2002     156,492      3,312           7,174               --                --         $  1,651
 _______________

(1) For purposes of this Summary Compensation Table and this purpose only, the 1998 Employee Incentive Stock Option Plan is being treated as a long-term incentive plan.

(2) Included in Other Annual Compensation are auto allowances given to each officer in fiscal 2004, 2003 and 2002; medical and dental insurance premiums for the years 2004, 2003 and 2002; disability insurance premiums for Mr. San Antonio for 2004, 2003 and 2002; club membership and dues for Messrs. San Antonio, Ford and Rodriguez; relocation expenses paid to Mr. Gavino in 2002; forgiveness of a $15,000 loan to Mr. Rodriguez in 2002; forgiveness of $194,254, $205,401 and $219,808 in interest, in 2004, 2003 and 2002, respectively, on a loan to Mr. San Antonio; and $100,134 and $81,862, amounts equal to the personal income taxes which Mr. San Antonio incurred in the 2003 and 2002 calendar years, respectively, in connection with the forgiveness of interest on his loan ("tax bonus"). $161,134 of this tax bonus was paid to Mr. San Antonio in the Company's fiscal year ended March 31, 2004 and the balance of the tax bonus, totaling $19,862, was paid in the fiscal year ended March 31, 2005.

(3) Included in Other Annual Compensation are premiums paid by the Company in fiscal 2002 for split-dollar life insurance policies covering each officer. The Company suspended these payments until their permissibility under the Sarbanes-Oxley Act of 2002 is clarified. However, commencing in September 2004, the Company will pay each officer who is entitled under his employment agreement to have these premiums paid by the Company, a bonus in an amount equal to the amount of such premiums, unless and until it is determined that the Company is permitted to pay the premiums without violation of the Sarbanes-Oxley Act.

(4) Unless otherwise indicated, all other compensation represents amounts contributed by the Company in accordance with the Company's 401(k) Plan. In 2004, the Company doubled its 401(k) matching contribution percentage.

Stock-Based Compensation Grants in Last Fiscal Year

      The following table sets forth information with respect to individual grants of stock options during the fiscal year ended March 31, 2004 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                    Number of    Percent of                                  Potential Realized Value at
                    Securities  Total Options                            Assumed Annual Rates of Stock Price
                    Underlying   Granted to                                  Appreciation for Option Term
                     Options    Employees in     Exercise    Expiration  -----------------------------------
      Name           Granted     Fiscal Year      Price         Date          0%          5%        10%
      ----          ----------  -------------   ----------   ----------   ---------   ---------  ---------
Joel San Antonio     150,000         54%        $ 1.595(1)   04/01/2011         --           --  $ 289,384
Richard F. Gavino         --         --              --              --         --           --         --
Christopher Ford      98,040         36%        $ 1.020(2)    6/19/2013         --    $ 150,571  $ 228,861
Richard Rodriguez         --         --              --              --         --           --         --
James F. Morganteen       --         --              --              --         --           --         --
_____________

(1) The exercise price equals 110% of the fair market value of a share on the date of the grant.
(2) The exercise price equals the fair market value of a share of Common Stock on the date of grant.

Options Exercised and Holdings

      The following table sets forth information with respect to the individuals listed in the Summary Compensation Table above concerning unexercised options held as of the end of the 2004 fiscal year.

                                              Number of Unexercised           Value of Unexercised
                                                     Options at             In-the-Money Options at
                        Shares                    Fiscal Year-End (#)        Fiscal Year-End ($)(1)
                       Acquired    Value     ---------------------------------------------------------
Name                 On Exercise  Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                 -----------  --------   -----------   -------------   -----------   -------------
Joel San Antonio         --          --        100,000        350,000       $  99,000     $  198,000
Richard F. Gavino        --          --        112,308         10,000          19,800          9,900
Christopher Ford         --          --         64,750          9,834          49,500             --
Richard Rodriguez        --          --         29,500             --              --             --
James F. Morganteen      --          --         11,332         25,000              --         10,500
   ________________

(1) Based upon the Company's price per share of $0.99, as reported on the NASDAQ National Market System on March 31, 2004.

Employment Agreements

Joel San Antonio - Chief Executive Officer

      As discussed in the Report of the Compensation Committee, Mr. San Antonio's employment agreement was renewed as of July 1, 2003 for a five year term. His annual compensation consists of a base salary of $595,026 and an incentive bonus equal to 2% of the Company's net after-tax profits. The Company provides Mr. San Antonio with an annual automobile allowance of $12,000 and comprehensive medical, dental and disability coverage and reimbursement for all ordinary, reasonable and necessary expenses incurred by him in the performance of his duties. Upon execution of his agreement, Mr. San Antonio was granted options, which vest over three years, to purchase an aggregate of 150,000 shares of Common Stock at an exercise price of $1.595 (110% of the fair market value on the date of grant) per share.

Richard F. Gavino - Executive Vice President, Chief Financial Officer and Treasurer

      Mr. Gavino's employment agreement was renewed as of April 1, 2004 for a five year term. His annual compensation consists of a base salary of $285,000 and a cash bonus equal to 0.5% percent of the Company's net after tax income. While Mr. Gavino's base salary was increased from $265,254 in fiscal 2003, he no longer automatically receives annual cost of living increases. The Company provides Mr. Gavino with medical and dental insurance and an annual automobile allowance of $12,000. In accordance with the terms of his agreement, Mr. Gavino was granted options, which vest over five years, to purchase an aggregate of 147,060 shares of Common Stock at an exercise price of $0.68 per share.

Christopher Ford - President Warrantech Automotive, Inc.

      Mr. Ford's employment agreement has a five year term which commenced as of July 1, 2003. His annual compensation consists of a base salary, currently $230,000, with 5% increases if certain operating goals for Warrantech Automotive are attained and a cash bonus equal to 30% of his then base salary. The Company provides Mr. Ford with medical and dental insurance, an annual automobile allowance of $6,000 and club membership. In accordance with the terms of the agreement, Mr. Ford was granted options, which vest over three years, to purchase an aggregate of 98,040 shares of Common Stock at an exercise price of $1.02 per share.

Richard Rodriguez - Executive Vice President of the Company and President of Warrantech International, Inc.

      Mr. Rodriguez's employment agreement was renewed as of April 1, 2004 for a three year term. His base salary, which is subject to annual 5% increases, is currently $183,750. Mr. Rodriguez is also entitled to receive an annual bonus of $50,000, half of which is contingent upon the Company achieving certain financial objectives and the balance of which is contingent on Warrantech International achieving its financial objectives. The Company provides Mr. Rodriguez with medical and dental insurance, an annual automobile allowance of $6,000 and life insurance benefits similar to that provided by the Company to certain of its other executives.

James F. Morganteen - Senior Vice President and General Counsel and Secretary

      Mr. Morganteen's employment agreement has a three year term which commenced as of January 1, 2002. His annual compensation consists of a base salary, which is currently $175,000, and a cash bonus equal to 0.166667% percent of the Company's net pre-tax income. The Company provides Mr. Morganteen with medical and dental insurance and an annual automobile allowance of $6,000.

Other Incentives and Compensation

Split Dollar Life Insurance

      Through April 2002, the Company paid the premiums for split dollar life insurance death benefit policies covering Messrs. San Antonio, Gavino, Ford, Morganteen and Rodriguez pursuant to the terms of their employment agreements. The Company is the beneficiary of any proceeds from the policies up to the amount of the applicable premiums paid. The Company suspended these until their permissibility under the Sarbanes-Oxley Act of 2002 is clarified. In lieu of making the premium payments, the Board determined that, as of September 2004, it would pay annual bonuses to these officers in the respective amounts equal to the premiums on the policies, unless and until it is determined that the Company may pay the premiums without violation of the Sarbanes-Oxley Act.

Employee Incentive Stock Option Plan

      The Company has provided executives equity-based long-term incentives through its 1998 Employee Incentive Stock Option Plan (the "Plan"), which was designed to award key management personnel and other employees of the Company with bonuses and stock options based on the Company's and the employee's performance.

      During the fiscal year ended March 31, 2004, all decisions regarding the Plan, including the grant of options thereunder, were made by the full Board of Directors.

      As of March 31, 2004, options to purchase an aggregate of 1,306,308 shares of Common Stock were issued under the Plan, of which options to purchase 278,040 shares were granted during the fiscal year ended March 31, 2004.

Incentive Bonuses

      The Company's Bonus Incentive Plan is designed to reward key executive officers if the Company attains its operating goals. Under the Bonus Incentive Plan, if the Company's net operating revenues and/or operating income goals are met, each eligible participant is entitled to a bonus, payable in cash and/or stock options, equal to an agreed upon percentage of his then current salary base, adjusted proportionately.

      The Company provides an incentive bonus to all employees for referring job candidates who are hired by the Company. The amount of the bonus is predicated on the skill and professional level of the new employee.

      Additionally, the Company provides incentive bonuses to employees who are claims adjusters for obtaining and maintaining certification as professionals in their field.

Certain Relationships and Related Transactions

Loans to Directors

      On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of the Board, exercised an aggregate of 3,000,000 of their vested options to purchase Common Stock. In connection with these exercises, the Company made them recourse loans in an aggregate of $8,062,500 with annual interest of 6% payable over three years. The loans, which were secured by the stock issued upon exercise of the options, matured on July 5, 2001. On March 22, 1999, the Company made an additional $595,634 loan to Mr. San Antonio equal to the amounts funded by the Company for the payroll taxes payable by Mr. San Antonio as a result of his exercise of these options.

      In February 2000, the Company agreed to restructure the loans to Messrs. Tweed and White by capitalizing the interest due and extending the loan maturity dates from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrued annually at the applicable federal rate of 6.2%. Under the restructuring, interest first became payable on the third anniversary of the restructuring and was payable annually thereafter. In July 2002, the Company extended the loan maturity dates until February 1, 2007 (the "extension"). The interest which accrued on the loans up to the time of the extension was added to the loan principal. The current principal amount of Mr. Tweed's loan is $3,189,675 and of Mr. White's loan is $3,912,430. Upon the extension, the interest rate on the loans was adjusted to 4.6% per annum, the applicable federal interest rate then in effect. Interest accrues until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the loans. Interest on the new principal amounts will thereafter become payable annually until maturity.

      In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2001, was due on January 31, 2005 and accrued interest annually at 5.2%. In July 2002, the Company extended the loan maturity date until February 1, 2007 and the interest rate was changed to the then applicable federal rate of 4.6%. The current principal amount of the Combined Loan is $4,165,061.72. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. The $194,786, $200,506 and $214,102 in interest which accrued on the note during the fiscal years 2004, 2003 and 2002, respectively, and the $230,460 in interest which accrued from February 1, 2001 through March 31, 2001, was forgiven and charged to operations as additional compensation in the respective fiscal years the interest income was accrued. As part of his bonus compensation in fiscal 2004, Mr. San Antonio received $81,862 and $100,134, amounts equal to the personal income taxes he incurred in the 2001 and 2002 calendar years, respectively, in connection with the Company's forgiveness of interest on the Combined Loan ("tax bonus"). $161,134 of the tax bonus was paid to Mr. San Antonio in the fiscal year ended March 31, 2004 and the balance of the tax bonus, totaling $19,862, was paid in the fiscal year ended March 31, 2005.

Third Party Relationships

      In June 2003, Ronald Glime resigned as an officer of the Company; however, he remained a member of the Board. In July 2003, Mr. Glime indirectly acquired a fifty percent interest in Vehicle Protection Plus, L.L.C. ("VPP"), a vehicle service contract administrator for whom the Company has, since 1996, provided warranty claims administration. In each of the fiscal years ended March 31, 2004, 2003 and 2002, the Company's revenues from VPP of $9.3 million, $5.9 million and $3.6 million, respectively, constituted less than 6% of the Company's gross revenues.

                                Performance Graph

      The following table and graph track an assumed investment of $100 on March 31, 1999, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees, in the Common Stock of the Company, The Russell 2000 Index and a peer group consisting of Unico American Corp. ("Unico") and Harris & Harris Group Inc. ("Harris").

      The Company believes that it is unique in both its size and business line strategy. Most companies that compete with the Company are large insurance or financial institutions which sell many other products and thus cannot accurately be categorized as the Company's peers. However, the Company's selection of Unico and Harris as its peer group was made in because their principal operations are similar to those of the Company. Unico was selected because of its relatively small size and because a portion of its revenue is derived from claims administration. Harris was selected because its market value is comparable to the Company's.

      All amounts rounded to the nearest dollar. Past performance is not necessarily indicative of future performance.

                                [GRAPHIC OMITTED]

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
      AMONG WARRANTECH CORPORATION, THE RUSSELL 2000 INDEX AND A PEER GROUP

           Warrantech Corporation     Russell 2000      Peer Group
           ----------------------     ------------      ----------
                                 Dollars
                                 -------
     3/99           $  100              $    100          $   100
     3/00               50                   140              250
     3/01               25                   120               75
     3/02               25                   140              120
     3/03               40                    90               60
     3/04               35                   160              300

* $100 invested on 3/31/99 in stock or index - including reinvestment of dividends.
Fiscal year ending March 31.

             APPROVAL TO CHANGE THE COMPANY'S STATE OF INCORPORATION
                             FROM DELAWARE TO NEVADA
                             (Item 2 on Proxy Card)

General

      The Board has unanimously approved a proposal to change the Company's state of incorporation from Delaware to Nevada, subject to stockholder approval (the "Reincorporation"). The Reincorporation would be effected through the merger of the Company into a newly formed Nevada corporation ("WNEV"). The surviving Nevada company will continue to be named "Warrantech Corporation."

      o The Reincorporation will not result in any change in the Company's business, management, benefit plans, assets liabilities or net worth and the Company's headquarters will remain in Texas.

      o All of the Company's assets, liabilities, subsidiaries (other than WNEV) and other property will, pursuant to an agreement and plan of merger between the Company WNEV, become the assets, liabilities, subsidiaries and other property of WNEV, to the full extent provided by law.

      o The directors and officers of the Company prior to the Reincorporation will hold the same positions with WNEV.

      o The Company's stockholders will automatically become stockholders of WNEV on a share-for-share basis and the WNEV shares will continue to be listed on the over-the-counter bulletin board under the same symbol (WTEC).

      o Stockholders will not have to exchange their stock certificates. The current certificates will represent stock in WNEV following the merger.

      A majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is required to approve the proposal to change the Company's state of incorporation from Delaware to Nevada. Any shares not voted at the Meeting, whether due to abstentions or broker non-votes, will have the same effect as a vote against the proposal.

      The Board believes that it is in the best interests of the Company and its stockholders to change the Company's state of incorporation from Delaware to Nevada for the various reasons that follow. However, as discussed in the sections which follow, if the change is approved, shareholders' rights to vote on certain actions taken on behalf of the Company may be reduced, and the Company's officers and directors will have greater protections than they currently have under Delaware Law.

Agreement and Plan of Merger

      To accomplish the proposed Reincorporation, the Board has unanimously adopted an Agreement and Plan of Merger (the "Plan") between the Company and WNEV (which will be the surviving corporation in the Reincorporation).

      Under the Plan, the Company will be merged with and into WNEV (the "merger") and each share of the Company's Common Stock will automatically be converted into one share of WNEV common stock, par value $0.007 per share. No action need be taken by the Company's stockholders to exchange their stock certificates as a result of the Merger. New certificates with a new CUSIP number will be available for any stockholder desiring to make an exchange and for all new issuances. Certificates for shares of the Company's Common Stock will automatically represent an equal number of WNEV shares.

      The Reincorporation will not, in and of itself, result in any change in the business, management or location of the principal executive offices, assets, liabilities or stockholders' equity of the Company. The Reincorporation will not change the state of incorporation of any subsidiary of the Company. WNEV's officers and directors will be the same persons currently in office with the

Company. All of the Company's outstanding stock options and warrants will be converted into comparable options and warrants of WNEV.

      It is expected that, following stockholder approval, the Reincorporation will be consummated as soon as practicable by the filing of a Certificate of Merger with the Delaware Secretary of State and filing of Articles of Merger with the Nevada Secretary of State. No other federal or state regulatory approval is required in order to consummate the Reincorporation.

      The Board may amend, modify and supplement the Plan before or after stockholder approval; provided, however, that no amendment, modification or supplement may be made or become effective after stockholder approval which, in the judgment of the Board, would have a materially adverse effect upon the rights of the Company's stockholders in any manner not permitted under applicable law. The Plan may be terminated and the reincorporation may be abandoned, notwithstanding stockholder approval, by the Board at any time before consummation of the Reincorporation in the unlikely event that the Board should determine that in its judgment, the Reincorporation is no longer in the best interests of the Company and its stockholders.

      The Plan is attached to this Proxy Statement as Appendix A. Copies of the Company's existing Certificate and Bylaws and WNEV's proposed Bylaws may be obtained at no cost by writing to Shareholder Communications, 2200 Highway 121, Suite 100, Bedford, Texas 76021.

Principal Reasons for the Reincorporation

      Nevada follows a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, flexible corporate laws responsive to the legal and business needs of a corporation organized under those laws. Further, the cost of maintaining a corporation as a Nevada corporation is significantly less than for a Delaware corporation. In the judgment of the Board, Nevada law also includes provisions that may protect the Company and the Board from litigation and may allow it to better protect shareholders in situations involving a change of control.

Annual franchise tax

      One reason for the proposed Reincorporation is to achieve cost savings as the Company will pay reduced annual franchise fees.

      Delaware charges annual franchise fees based on the number of authorized shares of a corporation's stock, subject to a maximum fee of $150,000.

      Nevada also charges a fee based on the number of authorized shares of a corporation's stock; however, it is limited to an annual maximum of $11,000. The initial filing fees required to create WNEV are expected to be less than $1,000.

Reduction of frivolous lawsuits and limitation on the personal liability of directors

      Another reason for the proposed Reincorporation is that it may reduce the likelihood of frivolous lawsuits being filed against the Company and its directors and officers. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing them in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers, and to limit situations in which monetary damages can be recovered against directors, so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

      Delaware Law is more restrictive than Nevada law in two respects: the ability to sue directors and the limitations on the personal liability of directors to corporations and their stockholders.

      First, Delaware case law generally provides that every person becoming a director of a Delaware corporation may be deemed to consent to personal jurisdiction of the Delaware courts under certain circumstances. Accordingly, a director can be personally sued in Delaware even though such director has no other contacts within the state.

      Nevada law provides for no similar consent provision and, accordingly, a plaintiff must show the minimum contacts required generally for a state to have jurisdiction over a non-resident director.

      Therefore, the Company believes that Reincorporation may reduce the risks of lawsuits being filed against the Company's directors and officers in Nevada.

      Second, a Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, unless that liability arises from breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

      Nevada law, however, provides that a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or omission in his capacity as a director or officer unless it is proven that his act or omission constituted a breach of his fiduciary duties and his breach involved intentional misconduct, fraud or a knowing violation of the law.

      Nevada provides this limitation on liability automatically, extends it to officers as well as directors and does not exclude any act or omission constituting a breach of that director or officer's duty of loyalty.

      While the Company's Certificate of Incorporation provides directors with the full amount of protection permissible under Delaware Law, the Reincorporation would provide the Company's officers and directors with greater protection from individual liability than now exists. The Company believes this would enhance its ability to retain and attract qualified directors and officers.

      The Staff of the SEC has taken the position that the indemnification and limitation of liability provisions described above would not eliminate or limit the liability of directors and officers under the federal securities laws.

Anti-Takeover Implications

      Nevada, like many other states, permits a corporation to adopt a number of measures through amendment of the articles of incorporation or bylaws or otherwise, and provides default legal provisions that apply unless the corporation has affirmatively chosen to opt out, designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation is not being proposed in order to prevent such a change in control, nor is it in response to any present attempt known to the Board to acquire control of the Company, obtain representation on the Board, or take significant action that affects the Company.

      In the discharge of its fiduciary obligations to its shareholders, the Board has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of the evaluation, the Board considered, or may consider in the future, certain defensive strategies designed to enhance its ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a shareholder rights plan, severance agreements for its management and key employees that become effective upon the occurrence of a change in control of the Company and the authorization of preferred stock, the rights and preferences of which are determined by the Board.

      Certain effects of the Reincorporation may be considered to have anti-takeover implications simply by virtue of the Company being subject to Nevada law. For example certain statutes, from which WNEV does not intend to opt out, restrict certain "combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board has approved either the business combination or the transaction by which the interested stockholder became an interested stockholder prior to the time such person became an interested person. Even after the three-year period, such combinations are restricted unless certain tests are satisfied.

      In responding to an unsolicited bidder, Nevada law also authorizes directors to consider not only the interests of stockholders, but also the interests of employees, suppliers, creditors, customers, the economy of the state and nation, the interests of the community and society in general, and the long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation. For a discussion of these and other differences between the laws of Delaware and Nevada, see "Comparison of Certain Material Difference between WNEV and Nevada Law and the Company and Delaware Law" below.

      The Board believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because:

      o a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices;

      o a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids; or

      o a non negotiated takeover bid may involve the acquisition of only a controlling interest in the Company's stock, without affording all shareholders the opportunity to receive the same economic benefits.

      By contrast, in a transaction in which an acquirer must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the corporation's business not yet reflected in the stock price, and equality of treatment for all shareholders.

      Despite the belief of the Board as to the benefits to shareholders of the Reincorporation, the Reorganization may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt that is not approved by the Board but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then- current market value or over their cost basis in such shares.

      As a result, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions would enable the Board to resist a takeover or a change in control of the Company, the laws could make it more difficult to change the existing Board and management.

Comparison of Certain Material Difference between WNEV and Nevada Law and the Company and Delaware Law

      The corporate laws of Delaware and Nevada differ in many respects. It is not practical to summarize all differences in this Proxy Statement, but the principal differences that could materially affect the rights of shareholders, in addition to those discussed above under the heading "Principal Reasons for the Reincorporation" are discussed below.

      As a result of the differences between Delaware and Nevada law, the Articles of Incorporation (the "Articles") and Bylaws of WNEV will differ in some respects from the Company's existing Certificate of Incorporation (the "Certificate") and Bylaws. Certain of these differences are intended to make it more difficult for stockholders or an unfriendly bidder to effect a change of control of the Company and may serve to further entrench management. The Articles are attached to this Proxy Statement as Appendix B.

      In each of the comparisons below, the discussion of Nevada law that will be applicable to WNEV if the Reincorporation is approved appears first.

Directors; Nominees

      1. Under Nevada law, the number of directors may be fixed by, or determined in the manner provided in, the articles of incorporation or bylaws and the board of directors may be divided into classes as long as at least 25% in number of the directors are elected annually.

      WNEV's Bylaws and Articles will provide that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to WNEV at least 90 days in advance of the date on which the next annual stockholders' meeting to be held, and will also provide that the number of directors to be elected (within the minimum - maximum range of 1-21 set forth in the Articles and Bylaws) will be determined by the Board or by the holders of at least 66-2/3% of the common stock.

      2. The Company's Bylaws and Certificate now provide that the Board may be divided into classes as long as at least 33-1/3% in number of the directors are elected annually. The Certificate and Bylaws do not require that stockholders desiring to nominate a person for election to the Board of Directors must submit their nominations to the Company by any specified date.

Removal of Directors

      1. Directors may be removed under Nevada law with or without cause by the holders of not less than two-thirds of the voting power of the corporation, unless a greater percentage is set forth in the articles of incorporation. The Articles of WNEV will provide that directors may be removed from office only for cause by the affirmative vote of holders of at least 66-2/3% of its common stock. Cause means proof beyond the existence of a reasonable doubt that a director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the company, or committed a material breach of such director's fiduciary duty to the company resulting in a material detriment to the company.

      2. The Company's Bylaws and Certificate now provide that directors may be removed, with or without cause, by the holders of a majority of the stock entitled to vote for directors.

      The inability to remove directors except for cause could provide incumbent management with a greater opportunity to oppose hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the WNEV common stock will be necessary to amend, alter or adopt any provision inconsistent with or repeal this provision.

Actions by the Board

      Nevada law allows for more actions to be undertaken by action of the Board without stockholder approval, some of which are discussed below under separate headings, including amending bylaws and changing the capital structure of the corporation, than does Delaware Law.

      Since the Company has approximately 1,000 stockholders, any action requiring stockholder approval is expensive relative to the Company's working capital. The Board believes that the Reincorporation would therefore allow the Company to conserve capital and apply that capital to further business development which will ultimately serve the best interests of the stockholders.

Interested Director Transactions

      1. Nevada Law does not automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Nevada corporate law, a contract or transaction is not voidable solely because:

      the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

      an interested director is present at the meeting of the Board of Directors that authorizes or approves the contract or transaction; or

      the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

      Instead, under Nevada Law, contracts or transactions such as those described above are permissible if:

      the facts surrounding the contract or transaction are known to the board of directors and the board of directors authorize, approves, or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director; or

      the facts or circumstances surrounding the contract or transaction are made known to the stockholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shares entitled to vote, including the votes, if any, of the interested director; or

      the fact that the contract or transaction will prove to be in the interested director's financial interest is unknown to the interested director at the time it is brought before the Board of Directors; or

      the contract or transaction is fair as to the corporation at the time it is authorized or approved.

      2. Under Delaware Law, some contracts or transactions in which one or more of a corporation's directors have an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. Under Delaware Law, the conditions are that either (1) the stockholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (2) the contract or transaction must have been fair as to the corporation at the time it was approved. Under Delaware Law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

Amendments to Bylaws

      1. Nevada law allows directors the exclusive right to adopt, repeal and amend bylaws without the need or requirement for stockholder approval if the corporation's articles of incorporation so provide. WNEV's Bylaws will provide that they may be amended by the Board of Directors or stockholders but that certain provisions can only be amended by the affirmative vote of holders of at least 66 2/3% of the common stock. These provisions relate to special meetings of stockholders, actions by written consent of stockholders, nomination of directors by stockholders, proceedings for the conduct of stockholder's meetings and the procedures for fixing the number of and electing directors.

      2. Under Delaware Law, a corporation's by-laws may be amended by the stockholders and, if authorized in the certificate of incorporation, by the board of directors and the Certificate and Bylaws now authorize the Board of Directors to do so. The Bylaws also provide that the approval of the holders of at least 80% of the common stock is necessary to amend the Bylaws to change the provisions respecting the number, classification, term of office, qualifications, election and removal of directors and the filling of vacancies and newly created directorships.

Ability to effect stock splits and other capital restructuring

      1. Nevada law generally allows directors of corporations to change the number of shares of a class or series of its authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change without stockholder approval.

      2. Delaware Law, however, requires the approval of the holders of at least a majority of the common stock, or the applicable class of stock, to effect any such change.

      The Reincorporation would, in the Board's opinion, allow the Board to modify and adapt the Company's capital structure to meet constantly evolving market demands without the delay of calling and holding special meetings of the stockholders. However, this also enables the Board to materially affect the rights of the stockholders without their consent.

Special Meetings

      1. WNEV's Bylaws and Articles will provide that special meetings of the stockholders may be called by the Chairman of the Board, the Board of Directors or upon written request of stockholders holding not less than 66 2/3% of the common stock.

      2. Under Delaware Law, special meetings of stockholders may be called by the board of directors or the persons authorized by the certificate of incorporation or bylaws. The Company's Bylaws now provide that special meetings may be called by the Board, certain specified officers or the holders of not less than a majority of the stock entitled to vote at the meeting.

      While the provisions of the WNEV Articles and Bylaws will be established to provide a more cost-efficient method of calling special meetings of stockholders and a more orderly and complete presentation and consideration of stockholder nominations, they could have the effect of discouraging certain stockholder actions or opposition to candidates selected by the Board and provide incumbent management a greater opportunity to oppose stockholder nominees or hostile actions by stockholders. The affirmative vote of holders of at least 66-2/3% of the common stock will be necessary to amend, alter or adopt any provision inconsistent with or repeal any of these provisions.

Control Share Statute

      1. Nevada's control share statutes set forth restrictions on the acquisition of a controlling interest in a Nevada corporation which does business in Nevada (directly or through an affiliated corporation) and which has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada. A controlling interest is defined as ownership of common stock sufficient to enable a person directly or indirectly and individually or in association with others to exercise voting power over at least 20% but less than 33.3% of the common stock, or at least 33.3% but less than a majority of the common stock, or a majority or more of the common stock.

      The Company's Board does not believe the following provisions of the Nevada statutes will be applicable to it; however, if in the future WNEV does conduct business in Nevada then such provisions may apply.

      Generally, any person acquiring a controlling interest must request a special meeting of stockholders to vote on whether the shares constituting the controlling interest will be afforded full voting rights or something less. The affirmative vote of the holders of a majority of the common stock, exclusive of the control shares, will be binding. If full voting rights are not granted, the control shares may be redeemed by WNEV under certain circumstances. If full voting rights are granted, stockholders voting against such rights being granted may demand payment from WNEV for the fair value of their shares, the Board of Directors may adopt a resolution amending the Bylaws within ten days following the acquisition of any controlling interest to provide that the foregoing provisions shall not be applicable to such acquisition.

      2. There are not now any comparable restrictions on the ability to acquire a controlling interest in the Company.

Business Combination Statute

      1. Nevada law sets forth restrictions and prohibitions relating to certain business combinations and prohibitions relating to certain business combinations with interested stockholders. Nevada law generally prohibits any business combination involving the company and a person that beneficially owns 10% or more of the common stock (an "Interested Stockholder"):

      o within three years after the date (the "Acquisition Date") the Interested Stockholder became an Interested Stockholder, unless, prior to the Acquisition Date, the company's board had approved the combination or the purchase of shares resulting in the Interested Stockholder becoming an Interested Stockholder; or

      o unless three years elapsed since the Acquisition Date and the combination has been approved by the holders of a majority of the common stock not owned by the Interested Stockholder and its affiliates and associates; or

      o unless the holders of common stock will receive in such combination, cash and/or property having a fair market value equal to the higher of

            (i) the market value per share of common stock on the date of announcement of the combination or the Acquisition Date, whichever is higher, plus interest compounded annually through the date of consummation of the combination less the aggregate amount of any cash dividends and the market value of other dividends, or

            (ii) the highest price per share paid by the Interested Stockholder for shares of common stock acquired at a time when he owned 5% or more of the outstanding shares of common stock and which acquisition occurred at any time within three years before the date of announcement of the combination or the Acquisition Date, whichever results in the higher price, plus interest compounded annually from the earliest date on which such highest price per share was paid less the aggregate amount of any cash dividends and the market value of other dividends.

      For purposes of these provisions, a "business combination" is generally defined to include (A) any merger or consolidation of the company or a subsidiary with or into an Interested Stockholder or an affiliate or associate;
(B) the sale, lease or other disposition by the company to an Interested Stockholder or an affiliate or associate of assets of the company representing 5% or more of the value of its assets on a consolidated basis or 10% or more of its earning power or net income; (C) the issuance by the company of any of its securities to an Interested Stockholder or an affiliate or associate having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the company; (D) the adoption of any plan to liquidate or dissolve the company proposed by or under an agreement with the Interested Stockholder or an affiliate or associate; (E) any receipt by the Interested Stockholder or an affiliate, except proportionately as a stockholder, of any loan, advance, guarantee, pledge or other financial assistance or tax credit or other tax advantage; and (F) any recapitalization or reclassification of securities or other transaction that would increase the proportionate shares of outstanding securities owned by the Interested Stockholder or an affiliate.

      2. Delaware Law prevents a corporation from entering into certain business combinations (including sale of assets, mergers and related party transactions) with an "interested stockholder" (generally a person holding 15% or more of the corporation's voting stock) for three years following the date such person became an interested stockholder. However, pursuant to Delaware Law, the Company opted out of this statute.

Mergers and Major Transactions

      1. Under Nevada law, the sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters.

      The vote of the stockholders of a Nevada corporation surviving a merger is not required if:

      o the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and

      o each stockholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

      o the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

      In addition, Nevada corporate law provides that no stockholder approval is required if, prior to the adoption of the plan, another corporation that is a party to such equity plan owns 90% or more of the outstanding shares of each class of such constituent corporation.

      WNEV's Articles will not alter the provisions of Nevada law.

      2. Under Delaware Law, whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange requires the affirmative vote of the owners of a majority of the outstanding shares entitled to vote thereon.

      Unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize a merger if:

      o the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation; and

      o each share of stock of the constituent corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

      o either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately prior to the merger.

      In addition, Delaware Law provides that a parent corporation that is the record holder of at least 90% of the outstanding shares of each class of stock of a subsidiary may merge the subsidiary into the parent corporation without the approval of the subsidiary's stockholders or Board of Directors and without the approval of the parent's stockholders.

Dissenters' Rights of Appraisal

      Under both Delaware Law and Nevada law, a dissenting stockholder of a corporation engaged in certain major corporate transactions may, under certain limited circumstances, be entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash in the amount of the fair market value of his or her shares (as determined by agreement of the parties or a court), in lieu of the consideration that he or she would otherwise receive in any such transaction.

      1. The Nevada statutes provides dissenting or objecting security holders with the right to receive the fair value of their securities in connection with certain extraordinary corporate transactions. These appraisal rights are available with respect to certain mergers and share exchanges and in connection with the granting of full voting rights to control shares acquired by an interested stockholder. However, unless the transaction is subject to the control share provisions of the Nevada statutes, a stockholder of a Nevada corporation may not assert dissenters' rights, in most cases, if the stock is listed on a national securities exchange or held by at least 2,000 stockholders of record (unless the articles of incorporation expressly provide otherwise or the security holders are required to exchange their shares for anything other than shares of the surviving corporation or another publicly held corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders).

      2. Under Delaware Law, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of a sale or transfer of all or substantially all of the corporation's assets or an amendment to the corporation's certificate of incorporation. Moreover, Delaware law does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, is either: listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 stockholders unless the applicable agreement of merger or consolidation requires the owners of these shares to receive, in exchange for these shares, anything other than shares of stock of the resulting or surviving corporation or shares of stock of any other corporation listed on a national securities exchange, designated as described above, or held of record by more than 2,000 holders.

      In addition, Delaware Law denies appraisal rights to the stockholders of the surviving corporation in a merger if that merger did not require for its approval the vote of the stockholders of the surviving corporation.

      Under Delaware Law, no vote of the stockholders of a surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and certain other conditions are met.

Dissolution

      1. Under Nevada law, if the board of directors decides after the issuance of stock or the beginning of business, that the corporation should be dissolved, it must adopt a resolution to that effect and the dissolution must also be approved by the affirmative vote of a majority of the votes cast by all stockholders entitled to vote, unless a higher vote is required by the articles of incorporation or by the bylaws.

      2. Under Delaware Law, if the Board of Directors of the corporation deems it advisable that the corporation should be dissolved and the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon votes in favor of the proposed dissolution, the corporation will be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware.

Inspection of Stockholders List and Other Corporate Matters

      1. Nevada law permits any person who has been a stockholder of record for at least six months, or any person holding at least 5% of all outstanding shares, to inspect and copy the stockholders' list, articles or bylaws, provided that the stockholder gives at least 5 business days' prior written notice. The corporation may deny inspection if the stockholder refuses to furnish an affidavit that the inspection is not desired for a purpose that is the business or object other than the business of the corporation and that he or she has not at any time offered for sale or sold any stockholders' lists of any corporation or aided and abetted any person in procuring a list for that purpose. In addition, a Nevada corporation must allow stockholders who own or represent at least 15% of the corporation's outstanding shares the right, upon at least five days written demand, to inspect the books of account and financial records of the corporation, to make copies from them and to conduct an audit of those records, except that any corporation listed and traded on any recognized stock exchange or any corporation that furnishes to its stockholders a detailed, annual financial statement is exempt from this requirement.

      2. Delaware Law permits any stockholder to inspect a corpora- tion's stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting.

Distributions

      1. Nevada Law provides that a corporation may declare dividends unless it would not be able to pay its debts as they become due in the usual course of business or, except as provided in the articles of incorporation, after the dividend payment the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

      2. Under Delaware Law, subject to any restrictions provided in the certificate of incorporation, a corporation may declare dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding year.

      Therefore, the Company would be able to declare dividends more easily as a result of the Reincorporation.

      However, historically, the Company has retained earnings to finance the growth and expansion of the business and, accordingly, does not expect to pay cash dividends for the foreseeable future.

Preemptive Rights

      1. WNEV's Articles will expressly deny availability of preemptive rights.

      2.    The Company's stockholders do not currently have preemptive rights.

Cumulative Voting

      1. Under the Nevada statutes, the articles of incorporation of a corporation may provide for cumulative voting, which means that the stockholders are entitled to multiply the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and then cast the product for a single candidate or distribute the product among two or more candidates. Cumulative voting is not available to stockholders of a Nevada corporation, however, unless its articles expressly provide for that voting right.

      WNEV's Articles will not contain a provision permitting stockholders to cumulate their votes when electing directors.

      2. Cumulative voting is not currently available to the Company's stockholders.

Tax Consequences

      The following is a discussion of certain federal income tax consequences to holders of the Company's Delaware capital stock who will receive WNEV Nevada capital stock in exchange as a result of the Reincorporation. No state, local, or foreign tax consequences are addressed herein.

      THIS DISCUSSION DOES NOT ADDRESS ALL THE TAX CONSEQUENCES OF THE REINCORPORATION THAT MAY BE RELEVANT TO PARTICULAR STOCKHOLDERS. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

      The Company has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code of 1986, as amended (the "Code"). The Company believes, however, that:

      (a)   the Reincorporation will constitute a tax-free reorganization under
Section 368(a) of the Code;

      (b) no gain or loss will be recognized by holders of the Company's stock upon receipt of WNEV stock pursuant to the Reincorporation;

      (c) the aggregate tax basis of the WNEV stock received by each shareholder will be the same as the aggregate tax basis of the Company's existing capital stock held by such shareholder as a capital asset at the time of the Reincorporation; and

      (d) the holding period of the WNEV stock received by each shareholder as a result of the Reincorporation will include the period the shareholder held the Company's stock surrendered in exchange therefore, provided that the existing stock was held by the shareholder as a capital asset at the time of the Reincorporation.

      A successful IRS challenge to the tax-free status of the Reincorporation would result in a shareholder recognizing gain or loss with respect to each share of the Company's existing stock surrendered equal to the difference between that shareholder's basis in the share and the fair market value, as of the time of the Reincorporation, of the WTEC stock received in exchange therefor. In such event, a shareholder's aggregate basis in the shares of WTEC stock received in the exchange would equal such fair market value, and the shareholder's holding period for the shares would not include the period during which such shareholder held the Company's existing stock.

      State, local, or foreign income tax consequences to shareholders may vary from the federal tax consequences described above.

      The Board of Directors recommends a vote "FOR" Proposal No. 2. Unless marked to the contrary, proxies received from stockholders will be voted in favor of Proposal No.2.

Stockholder Communications to the Board

      Generally, stockholders who have questions or concerns should contact the Company at (801) 584-3600. However, any stockholders who wish to address questions regarding the Company's business directly with the Board, or any individual director, should direct their questions in writing to the Chairman of the Board at 2200 Highway 121, Suite 100, Bedford, Texas 76021.

Independent Public Accountants

      At the recommendation of the Audit Committee of the Board, the Board has appointed Weinick Sanders Leventhal & Co., LLP ("Weinick") as the Company's independent public accountants for the fiscal year ending March 31, 2005. Weinick has served as the Company's independent public accountants since their appointment by the Board on August 25, 1999.

      It is expected that representatives of Weinick will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      Scope of Services. During fiscal 2004, the Company engaged Weinick to provide audit services only. It did not engage Weinick for any other services. Specifically, it did not engage Weinick to provide: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; (h) legal services and expert services unrelated to the audit; or (i) tax preparation and compliance services.

      Audit Fees. Weinick's audit services during fiscal 2004 included the examination of the Company's annual consolidated financial statements for fiscal 2003, the reviews of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2004 and assistance with correspondence related to the SEC's review of the Company's consolidated financial statements. The aggregate fees for professional audit services rendered by Weinick during fiscal year 2004 were $285,915. During fiscal 2003, the Company paid Weinick $178,067 for comparable services.

Stockholder Proposals for Next Annual Meeting

      Proposals of stockholders to be included in the Company's proxy material for the next annual meeting must be received in writing by the Company at its executive offices no later than June 6, 2005 in order to be included in the Company's proxy material relating to that meeting.

Other Matters

      The Company pays the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The solicitation of proxies will primarily be by mail and through brokerage and banking institutions. Those institutions will be requested to forward soliciting materials to the beneficial owners of the stock held of record by them and will be reimbursed for their reasonable forwarding expenses.

      The Board is not aware of any other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matter properly comes before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote those proxies in accordance with their judgment on such matter.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                      By order of the Board of Directors


                                      Joel San Antonio
                                      Chairman and Chief Executive Officer
Bedford, Texas
December 10, 2004

                                   Appendix A

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of ______________, 2005, and entered into by Warrantech Corporation, a Delaware corporation ("WDEL") and Warrantech Corporation, a Nevada corporation ("WNEV").

                                    RECITALS

      1. WDEL is a Delaware corporation, the address of which is 2200 Highway 121, Suite 100, Bedford, TX 76021. The date of filing of WDEL's original Certificate of Incorporation is June 22, 1983, as restated and amended from time to time (the "Delaware Articles").

      2. WNEV is a Nevada corporation, the address of which is 2200 Highway 121, Suite 100, Bedford, TX 76021. The date of filing of WNEV's Articles of Incorporation is _______________ (as amended from time to time, the "Nevada Articles").

      3. WDEL and WNEV have determined that it is advisable and in their best interests to merge WDEL with and into WNEV (the "Merger").

                         TERMS AND PROVISIONS OF MERGER

      In consideration of the foregoing Recitals and of the following terms and provisions, and subject to the following conditions, it is agreed:


      1. Merger. The effective time of the Merger (the "Effective Time") shall be a date when the parties shall have executed and filed a Certificate of Merger with the Secretaries of State of Delaware and Nevada. As of the Effective Time, WDEL shall be merged with and into WNEV. Following the Effective Time, WNEV shall be the surviving entity of the Merger (hereinafter sometimes referred to as the "Surviving Entity"), and the separate organizational existence of WDEL shall cease.

      2. Governing Documents. The Nevada Articles shall govern the Surviving Entity without further change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

      3. Tax. The transactions effected pursuant to this Agreement are intended to be a tax free reorganization within the meaning of Internal Revenue Code of 1986 ("Code") section 368(a) and this Agreement constitutes a plan of reorganization within the meaning of Code section 354.

      4.    Name. The name of the Surviving Entity shall be Warrantech
Corporation.

      5. Succession. At the Effective Time, the Surviving Entity shall acquire and possess all the rights, privileges, powers and franchises of a public or private nature and be subject to all the restrictions, disabilities and duties of WDEL; and all property, real, personal and mixed, and all debts due to WDEL on whatever account, including all other things and causes of action, shall be vested in the Surviving Entity; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Entity as they were of WDEL, and the title to any real property vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and liens upon any property of WDEL shall be preserved unimpaired, and all debts, liabilities and duties of WDEL shall thenceforth attach to the Surviving Entity and may be enforced against the Surviving Entity to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Entity; provided, however, that such liens upon property of WDEL shall be limited to the property affected thereby immediately prior to the Merger.

      6. Further Assurances. From time to time, as and when required or requested by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of WDEL such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of WDEL and otherwise to carry out the purposes of this Agreement, and the authorized officers of the Surviving Entity are fully authorized in the name and on behalf of WDEL or otherwise, to take any and all such action and to execute and deliver any and all such deeds, assignments and other instruments.

      7. Conversion of Capital Stock. At the Effective Time, all issued and outstanding common shares of WDEL shall be automatically converted into the right to receive shares of WNEV on the basis of one new share of WNEV for each outstanding share of WDEL (the "Merger Consideration"). At the Effective Time, all other previously issued and outstanding shares of common or preferred stock of WDEL that were issued and outstanding immediately prior to the Effective Time shall be automatically cancelled.

      8. Options. At the Effective Time, all outstanding and unexercised portions of all options and warrants to purchase shares of WDEL shall be automatically converted into an option or warrant to purchase equivalent shares of WNEV.

      9. Employee Benefit Plans. As of the Effective Time, the Surviving Entity shall assume all obligations of WDEL under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

      10. Accounting Matters. WNEV agrees that upon the Effective Time, the assets, liabilities, reserves and accounts of WDEL shall be taken up or continued on the books of WNEV in the amounts at which such assets, liabilities, reserves and accounts shall have been carried on the books of WDEL immediately prior to the Effective Time, subject to such adjustments as may be appropriate to give effect to the Merger.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within the State of Nevada.

      12. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

      13. Deferral or Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by WNEV if circumstances arise which, in the opinion of the Board of Directors of WNEV, make the Merger inadvisable or such deferral of the time of consummation advisable.

      14. Counterparts. This Agreement may be executed in any number of counterparts each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                            [Signature Page Follows]

IN WITNESS WHEREOF, WDEL and WNEV have caused this Agreement to be signed by their respective duly authorized officers and delivered this ______ day of ___________, 2005.

                                    WARRANTECH CORPORATION,
                                    a Delaware corporation




                                    By:___________________________________
                                       Joel San Antonio
                                       President


                                    WARRANTECH CORPORATION,
                                    a Nevada corporation




                                    By:___________________________________
                                       Joel San Antonio
                                       President

                                   Appendix B


                            ARTICLES OF INCORPORATION
                                       OF
                             WARRANTECH CORPORATION

      I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the "Corporation") under the General Corporation Law of the State of Nevada, do hereby adopt the following Articles of Incorporation for the Corporation.

                                   ARTICLE ONE

      The amended name of the Corporation is Warrantech Corporation.

                                   ARTICLE TWO

      The address of the Corporation's principal office in the State of Nevada is 6100 Neil Road, Suite 500, Reno, Nevada 89511, and the name of its registered agent at such address is The Corporation Trust Company of Nevada.

                                 ARTICLE THREE

      The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Act.

                                  ARTICLE FOUR

      The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be fifty million (50,000,000) shares of Common Stock of the par value of ($.007) each, and ten million (10,000,000) shares of Preferred Stock of the par value of ($.007) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

       1. Issuance in Class or Series. The Preferred Stock may be issued from time to time in one or more series, or divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series, which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series;
(e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired, or surrendered to the Corporation upon conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation;
(j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary; and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

      All shares of the Common Stock shall be of the same class and shall have equal dividend or distribution, liquidation and other rights.

      All shares of the Common Stock shall rank equally, and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates on which dividends thereon shall accrue and be cumulative.

      2. Other Provisions. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions or such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. Shares of Common or Preferred Stock reacquired by the Corporation shall no longer be deemed outstanding and shall have no voting or other rights unless and until reissued. Shares reacquired by the Corporation may be canceled and restored to the status of authorized and unissued stock by action of the Board of Directors.

      3. Common Stock. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation;
(c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holder thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

                                  ARTICLE FIVE

      The Corporation is to have perpetual existence.

                                   ARTICLE SIX

      No stockholder shall have any pre-emptive right to purchase shares of the Corporation.

                                  ARTICLE SEVEN

      1. Designations. The governing board of the Corporation shall be styled as a "Board of Directors," and any member of said Board shall be styled as a "Director."

      2. Number, Election and Terms of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional Directors under specified circumstances, shall consist of not less than one nor more than twenty-one persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, or (ii) the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

      3. Stockholder Nomination of Director Candidates. Advance notice of stockholder nominations for the election of Directors shall be at least 90 days in advance of the date in which the next annual meeting of stockholders is to be held.

      4. Newly-Created Directorships and Vacancies. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the Directors then in office even though less than a quorum, or by a sole remaining Director.

      5. Removal. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any Director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class. As used herein, cause shall mean only the following: proof beyond the existence of a reasonable doubt that a Director has been convicted of a felony, committed gross negligence or willful misconduct resulting in a material detriment to the Corporation, or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

      6.    Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66 2/3% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation. In the resolution setting forth the proposed amendment, the Board of Directors may insert a provision allowing the Board of Directors to later abandon the amendment, without consent by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

                                  ARTICLE EIGHT

      Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of 66 2/3% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend, adopt any provision inconsistent with or repeal this Article Eight, or to alter, amend, adopt any provision inconsistent with comparable sections of the Bylaws.

                                  ARTICLE NINE

      No stock, whether paid up or issued as fully paid, shall be subject to assessment to pay the debts of the Corporation.

                                   ARTICLE TEN

      The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation, or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the NRS, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Tenth Article is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

      The Corporation may, pursuant to approval by the Board of Directors, additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

      As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

                                 ARTICLE ELEVEN

      A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or
(ii) for the payment of distributions in violation of NRS 78.300. Any repeal or amendment of this Eleventh Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Eleventh Article, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the NRS.

      I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Nevada, do make, file and record these Articles of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto set my hand on this _____ day of ___________, 2005.



                                       -----------------------------------
                                       Ronald L. Brown

                                   Supplement
                             Dated December 13, 2004
                                       to
                             Warrantech Corporation
                      Notice of Meeting and Proxy Statement


To the Stockholders of Warrantech Corporation:

         Subsequent to the date the Warrantech Corporation Notice of Meeting and Proxy Statement dated December 10, 2004 were printed, Mr. Donald Senderowitz agreed to stand for election as a director of the Company. Mr. Senderowitz's name was brought to the attention of the Board by Joel San Antonio, Chairman and Chief Executive Officer of Warrantech, and his nomination was unanimously approved by the Board of Directors. Accordingly, the information below supplements and modifies the Notice of Meeting and Proxy Statement. All capitalized terms used but not defined in this Supplement shall have the respective meanings set forth in the Proxy Statement.

         The first purpose of the meeting is to elect five directors to serve until the next annual meeting and until their successors are duly elected and qualified.

         Set forth below is biographical information concerning the fifth nominee for director.

         Donald Senderowitz, 52, is a real estate developer and is licensed as a real estate broker and a broker appraiser in the state of Pennsylvania. He has been an Associate Broker (Real Estate) with Re/Max Real Estate in Allentown, Pennsylvania since 1994. He has been a member of the Board of the Allentown Housing Authority for the past twelve years and its Chairman for the past two years. He has served as the treasurer of the Jewish Federation of the Lehigh Valley since 2000 and, since in or about 1990, as a member of the Board of Directors of the Jewish Day School of Allentown.

         The information set forth in the table of Security Ownership of Directors and Officers appearing on page 9 is amended to include the following information:

                                                Amount and Nature of Beneficial Ownership(1)(2)
                                          -----------------------------------------------------------
                                                                   Options
Name and Address of Beneficial Owner       Number of Shares      Exercisable            Total                  Percent
------------------------------------      Beneficially Owned    within 60 days   Beneficial Ownership          of Class
                                          ------------------    --------------   --------------------          --------
Donald Senderowitz                               22,200                  0             22,200                      *
   2750 Chew Street
   Allentown, Pennsylvania 1810

All directors and executive officers          7,063,816            828,366          7,892,182(1,2,3,4,5,6,7)     47.6%
   As a group (15 persons)

                             WARRANTECH CORPORATION
                2200 Highway 121 Suite 100, Bedford, Texas 76021

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 13, 2005

    The undersigned hereby appoints JOEL SAN ANTONIO, WILLIAM TWEED and JEFF J. WHITE as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Warrantech Corporation, Inc., held of record by the undersigned on November 30, 2004 at the Annual Meeting of Stockholders to be held on January 13, 2005, or any adjournment thereof.

             (Continued and to be signed on the reverse side)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                             WARRANTECH CORPORATION

                                January 13, 2005





                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.



     Please detach along perforated line and mail in the envelope provided.


--------------------------------------------------------------------------------

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
--------------------------------------------------------------------------------

                                                                                                                 FOR AGAINST ABSTAIN
 1. The election of all nominees for directors listed below.   2. To act on a proposal to change the Company's   [ ]   [ ]     [ ]
                                                                  state of incorporation from Delaware to Nevada.
                            NOMINEES:
  [ ] FOR ALL NOMINEES      O Joel San Antonio
                            O William Tweed                    3. To transact such other business as may properly be brought
  [ ] WITHHOLD AUTHORITY    O Jeff J. White                       before the annual meeting of any adjournments thereof.
      FOR ALL NOMINEES      O Richard Rodriguez
                            O Donald Senderowitz                  Only stockholders of record at the close of business on November
  [ ] FOR ALL EXCEPT                                              30, 2004 are entitled to notice of and to vote at the annual
      (See instructions below)                                    meeting or any adjournments thereof.

                                                                  This Proxy will be voted as specified above.

                                                                  This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated.

INSTRUCTION: To withhold authority to vote for any individual  STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING
-----------  nominee(s), mark "FOR ALL EXCEPT" and fill in     IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE
             the circle next to each nominee you wish to       ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES
             withhold, as shown here: [X]                      NO POSTAGE.
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To change the address on your account, please check the
box at right and indicate your new address in the address    [ ]
space above. Please note that changes to the registered
name(s) on the account may not be submitted via this method.
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                          ------------------         -----------                            ------------------         -----------
Signature of Stockholder |                  | Date: |           | Signature of Stockholder |                  | Date: |           |
                          ------------------         -----------                            ------------------         -----------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.